CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment to the registration statement on Form N-1A (“Registration Statement”) of our reports relating to the financial statements and financial highlights of the funds listed below, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Report of Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Fund	Report Date	Post-Effective Amendment Number	Registration Statement Number
Putnam Massachusetts Tax Exempt Income Fund	July 15, 2016	42	33-5416
Putnam Michigan Tax Exempt Income Fund	July 13, 2016	42	33-8923
Putnam Minnesota Tax Exempt Income Fund	July 13, 2016	42	33-8916
Putnam Ohio Tax Exempt Income Fund	July 14, 2016	42	33-8924
Putnam New Jersey Tax Exempt Income Fund	July 14, 2016	33	33-32550
Putnam Pennsylvania Tax Exempt Income Fund	July 15, 2016	35	33-28321

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 26, 2016